                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]   Preliminary proxy statement            [ ]  Confidential, for use of
[x]   Definitive proxy statement                  the Commission only (as
[ ]   Definitive additional materials             permitted by Rule 14a-6(e)(2))
[ ]   Soliciting material under Rule 14a-12.

                        SOURCE INTERLINK COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title to each class of securities to which transaction applies:

            ---------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------

      (5)   Total fee paid:

            ---------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ---------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

      ---------------------------------------------------------------

      (3)   Filing Party:

      ---------------------------------------------------------------

      (4)   Date Filed:

      ---------------------------------------------------------------

                        SOURCE INTERLINK COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

      Our 2005 annual meeting of stockholders will be held on Tuesday, July 12, 2005 commencing at 10:00 a.m. Eastern Daylight Savings Time at our principal executive offices, 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. The purpose of this meeting is to consider and vote upon the following:

      1. The election of three Class I directors to each serve a three-year term expiring in 2008 or until their respective successors shall have been elected and qualified; and

      2. Any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      Only stockholders of record at the close of business on May 16, 2005, the record date, will be entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement of that meeting. A list of all stockholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at our principal executive offices, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134, during usual business hours, for examination by any stockholder for any purpose germane to the annual meeting for 10 days prior to the date of the meeting. The list of stockholders will also be available at the annual meeting for examination at any time during the meeting.

      A copy of our 2005 Annual Report accompanies this notice.

                                        By Order of the Board of Directors

                                        /s/ DOUGLAS J. BATES
                                        Douglas J. Bates
                                        Secretary

June 8, 2005
Bonita Springs, Florida

                                    IMPORTANT

      YOUR VOTE IS IMPORTANT. Even if you plan to attend the 2005 annual meeting, please vote using one of the following options:

      - complete and mail the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope;

      - use the telephone number on the proxy card to submit your proxy by telephone; or

      - visit the website designated on the proxy card to submit your proxy on the Internet.

      If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if the stockholder has returned a proxy.

             REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

                                 PROXY STATEMENT
                                     FOR THE
                       2005 ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement and the enclosed proxy card are being furnished to you in connection with the annual meeting of our stockholders which is to be held on Tuesday, July 12, 2005 at our principal executive offices, 27500 Riverview Center Blvd., Bonita Springs, Florida 34134 commencing at 10:00 a.m. Eastern Daylight Savings Time.

      The proxy is solicited by and on behalf of our board and is being first sent to our stockholders on or about June 8, 2005. The solicitation of proxies is being made primarily by first class mail. We will bear the cost of preparing and mailing our proxy materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by our officers and employees.

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

      You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes issues on which we would like you to vote at our annual meeting of stockholders. It also gives you information on these issues so you can make an informed decision.

      When you vote by using the Internet, vote by telephone or sign and return the proxy card, you appoint S. Leslie Flegel and Douglas J. Bates as your representatives at the annual meeting. They will vote your shares as you have instructed them at the annual meeting (or, if an issue that is not on the proxy card comes up for vote, they will vote in accordance with their best judgment). This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote using the Internet, vote by telephone or sign and return your proxy card in advance.

WHO IS ENTITLED TO VOTE?

      Holders of our common stock at the close of business on May 16, 2005 are entitled to vote. We refer to May 16, 2005 as the record date.

      In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on July 12, 2005 and will be accessible for ten days prior to the meeting at our principal place of business, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134, between the hours of 9:00 a.m. and 5:00 p.m.

HOW MANY VOTES IS EACH SHARE OF STOCK ENTITLED TO CAST?

      Stockholders are entitled to one vote per share on each matter to be voted on at the annual meeting. Stockholders are not entitled to cumulate their votes in the election of directors. On the record date, there were 48,310,435 shares of our common stock outstanding and entitled to vote.

HOW DO I VOTE?

      If you hold your shares of record, you may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the meeting and vote in person.

      You may vote by using the Internet. The address of the website for Internet voting is www.proxyvoting.com/sorc. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Daylight Savings Time on July 11, 2005. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by using the Internet, you do not need to return your proxy card.

      You may vote by telephone. You may vote by calling toll-free (800) 522-6645. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Daylight Savings Time on July 11, 2005.

Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

      You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

      The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES?

      If you own your shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see which options are available to you. Generally, your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares. If you fail to provide your broker with instructions, it will have no effect in determining the number of votes for or against the proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

HOW MANY VOTES DO YOU NEED TO HOLD THE ANNUAL MEETING?

      To conduct business at the annual meeting, a quorum must be present. Under Delaware law, the holders of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the stockholders. Holders of shares of our common stock entitled to vote and present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to matters presented for stockholder approval) will be counted for purposes of determining whether quorum exists at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned or postponed to solicit additional proxies.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

      You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

      - submitting a subsequent proxy by Internet, telephone or mail with a later date;

      - sending written notice of revocation to our Corporate Secretary at 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134; or

      -     voting in person at the annual meeting.

      Attendance at the meeting will not by itself revoke a proxy.

ON WHAT ITEM AM I VOTING?

      You are being asked to vote on the election of three directors to serve until our 2008 annual meeting of stockholders. Although we do not anticipate that any other matters will be raised at the annual meeting, it is possible that additional matters may be properly submitted to the stockholders for consideration.

HOW MAY I VOTE FOR THE NOMINEES FOR DIRECTOR?

      At the election of directors, you may:

      -     vote FOR the election of all of the nominees;

      -     WITHHOLD AUTHORITY to vote for all of the nominees; or

      - WITHHOLD AUTHORITY to vote for a specific nominee or nominees and vote FOR the election of the remaining nominee or nominees.

HOW MANY VOTES MUST THE NOMINEES RECEIVE TO BE ELECTED?

      Under Delaware law, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

      The board recommends that you vote FOR all director nominees.

WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

      If you return a signed card but do not provide voting instructions, your shares will be voted FOR all director nominees. If any other matters are properly presented for consideration at the annual meeting, the persons named in the proxy as your representatives will vote on those matters in accordance with their best judgment. We do not anticipate that any other matters will be raised at the annual meeting.

ARE ANY STOCKHOLDERS COMMITTED TO VOTING IN FAVOR OF THE DIRECTOR NOMINEES?

      In connection with our merger with Alliance Entertainment Corp. on February 28, 2005, we and Alliance entered into voting agreements with each of the individuals who were our directors and officers at that time (in their capacities as stockholders of our company): S. Leslie Flegel, James R. Gillis, Jason S. Flegel, John R. Amann, Marc Fierman, Randall S. Minix, A. Clinton Allen, Ariel Z. Emanuel, Aron S. Katzman, Allan. R. Lyons, Harry L. Franc, III and Kenneth F. Teasdale. Pursuant to the agreements and subject to certain conditions specified therein, each of these persons agreed to vote in favor of the directors designated by AEC Associates, L.L.C., the former majority stockholder of Alliance, at the 2005 annual meeting. As of the record date, stockholders owning more than 40% of our common stock outstanding and entitled to vote are obligated by these agreements to vote in favor of the board nominees.

      In addition, we and AEC Associates entered into a Stockholder's Agreement dated as of February 28, 2005, pursuant to which we agreed that AEC Associates has the right to designate three individuals for election at the 2005 annual meeting, and that we will not place any other nominees on the ballot for election as directors at the meeting unless required by law. For further discussion regarding the Stockholder's Agreement, please see "Election of Directors- Information About the Board of Directors" discussed on page 4 below.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR NEXT YEAR'S ANNUAL MEETING?

      If you wish to submit a proposal to be included in our proxy statement for our 2006 annual meeting of stockholders, we must receive the proposal at our principal office on or before February 8, 2006. Please address your proposal to:
Corporate Secretary, Source Interlink Companies, Inc. 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134.

      We will not be required to include in our proxy statement a stockholder proposal that is received after February 8, 2006 or that otherwise does not meet the requirements for stockholder proposals established by the Securities and Exchange Commission (the "SEC") or set forth in our bylaws.

      If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2006 annual meeting, under our current bylaws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 120 days nor more than 150 days prior to the first anniversary of the notice of meeting for the preceding year's annual meeting. For the 2006 annual meeting, we must receive notice on or after January 9, 2006, and on or before February 8, 2006.

                              ELECTION OF DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS

      Our board of directors is divided into three classes of directors with the classes to be nearly equal in number as possible. One class of directors is elected each year at our annual meeting to serve for a three-year term. The terms of the Class I directors, Class II directors and Class III directors expire at the 2005 annual meeting, the 2006 annual meeting and the 2007 annual meeting, respectively. The board currently consists of eleven individuals.

      Upon consummation of our merger with Alliance on February 28, 2005, six directors were designated to the board by us and five directors were designated by Alliance. Three of the individuals designated by Alliance serve as Class I directors. Three of the directors designated by us, and one of the directors designated by Alliance serve as Class II directors. The remaining three directors designated by us, and the remaining director designated by Alliance serve as Class III directors.

      In connection with the merger with Alliance, we amended our bylaws to provide, among other things, that:

         - the board shall consist of between three and 11 members;

         - a change of control of our company shall be approved by supermajority of at least 75% of the members of our board; and

         - for as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of at least 10% of our outstanding common stock, if an Alliance or Source Interlink director is unable to fulfill their term in office, the remaining Alliance or Source Interlink directors, as the case may be, shall have the exclusive right to designate an individual to fill the vacancy.

      In addition, on February 28, 2005, we entered into the Stockholder's Agreement with AEC Associates pursuant to which we agreed that until the date AEC Associates, together with those parties acting in concert with AEC Associates, no longer owns an aggregate of at least 10% of our outstanding common stock:

         - AEC Associates has the right to designate an individual (or individuals) of its choice for election by the board for any seat that is last occupied or vacated by a director designated by Alliance or AEC Associates, except if such designation would result in the directors designated by AEC Associates having a disproportionate board representation to AEC Associates' (together with its members and affiliates) ownership of our common stock.

         - AEC Associates has the right to designate three individuals for election at the 2005 annual meeting. We will not place any other nominees on the ballot for the 2005 annual meeting for election as a director unless required by law.

         - Each standing committee of the board shall include at least one director designated by Alliance and be comprised of a majority of directors designated by us.

         - Each director of Alliance that is "independent" or fulfills an SEC or NASD requirement that is unable to fulfill his or her term shall be replaced by a director of similar credentials to satisfy the requirement.

      The Stockholder's Agreement further provides that through our 2007 annual meeting, AEC Associates will (i) vote for all director candidates nominated by the board, (ii) be present at all meetings, in person or by proxy and (iii) not, without supermajority board approval, take any action, directly or indirectly, intended to remove or that will result in removing any director from the board.

INFORMATION ABOUT ELECTION OF CLASS I DIRECTORS

      Three directors will be elected at the 2005 annual meeting to serve three-year terms expiring on the date of our 2008 annual meeting or until their respective successors have been elected and qualified. The board has nominated Messrs. Jessick, Mays and Schnug as its nominees for election to the board at the 2005 annual meeting. Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect Messrs. Jessick, Mays and Schnug to the board.

      The Board recommends a vote "FOR" the election of each of the nominees.

      We have included below some information about the nominees for election as Class I directors.

      David R. Jessick, 51. Mr. Jessick has served as one of our directors since February 2005 and is a member of our board's audit committee. He served as a consultant to the chief executive and senior financial staff at Rite Aid Corporation where he previously served as a Senior Executive Vice President and Chief Administrative Officer from July 2002 to February 2005. Mr. Jessick served as Rite Aid's Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Pinnacle Foods Group, Inc. and Dollar Financial Corp. (chairman of the audit committee).

      Gregory Mays, 58. Mr. Mays has served as one of our directors since February 2005 and is a member of the compensation committee of our board. He has been a consultant and private investor from February 1999 to present. Throughout his career, Mr. Mays has held numerous executive and financial positions primarily in the supermarket industry, most recently, from 1995 to 1999, as Executive Vice President of Ralph's Grocery. Prior to that, from 1992 to 1995, he was Executive Vice President of Food4Less Inc. From 1990 to 1992, Mr. Mays was Chief Executive Officer and President of Almacs Supermarkets. Mr. Mays is currently a director and Chief Financial Officer of Simon Marketing.

      George A. Schnug, 60. Mr. Schnug has served as one of our directors since February 2005. He is the Chief Executive Officer of Americold Realty Trust. Prior to that, Mr. Schnug had been affiliated with The Yucaipa Companies, an entity affiliated with AEC Associates, for more than 12 years. Mr. Schnug served as Executive Vice President of Corporate Operations at Fred Meyer from 1997 to 1998. From 1995 to 1997, he was at Ralph's Grocery Company and oversaw post-merger integrations for both the Ralphs-Food4Less acquisition in 1995 and the Fred Meyer-Ralph's merger in 1997. He also served as Senior Vice President of Administration at Food4Less from 1990 to 1995. Prior to that, Mr. Schnug was the Managing Partner for Sage Worldwide, a wholly owned subsidiary of advertising giant, Ogilvy & Mather. Mr. Schnug is a director of Digital On-Demand, Inc., and Americold Realty Trust. He is a former director of Alliance.

INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

      We have also included below some information about our Class II and Class III directors who are continuing in office after the 2005 annual meeting. The terms of Class II directors next expire at our 2006 annual meeting of stockholders. The terms of Class III directors next expire at our 2007 annual meeting of stockholders.

      Class II Directors

      James R. Gillis, 52. Mr. Gillis became our President in December 1998, was appointed as a member of our board in March 2000 and became our President and Chief Operating Officer in August 2000. Prior thereto, he served as the President and Chief Executive Officer of Brand Manufacturing Corp., which we acquired in January 1999.

      Gray Davis, 62. Mr. Davis has served as one of our directors since February 2005 and is a member of our board's nominating and corporate governance committee and capital markets committee. Mr. Davis is Of Counsel in the Los Angeles office of Loeb & Loeb LLP, a multi-service national law firm. Before joining Loeb & Loeb, Mr.

Davis served as Governor of California (1998-2003), Lieutenant Governor of California (1995-1999), California State Controller (1987-1995), California State Assembly Representative for Los Angeles County (1983-1987) and Chief of Staff to California Governor Edmund G. Brown, Jr. (1975-1981).

      Aron S. Katzman, 67. Mr. Katzman has served as a member of our board since its inception in March 1995 and is currently a member of our board's audit committee and chairman of its compensation committee. He was a founder of Medicine Shoppe International, Inc. and served on its board of directors until it was purchased by Cardinal Health in 1994. Mr. Katzman served as the Chairman and Chief Executive Officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman is a member of the board of directors of Foto, Inc. Presently, Mr. Katzman is Chairman and Chief Executive Officer of Decorating Den of Missouri.

      Allan R. Lyons, 64. Mr. Lyons has served as one of our directors since March 2003 and is currently chairman of our board's audit committee. From January 2000 to the present, he has been the managing member of 21st Century Strategic Investment Planning, LC, a money management firm with more than $20.0 million under management. He is a director and is currently chairman of the audit committee of Franklin Credit Management Corp., a specialty consumer finance and asset management company based in New York, NY. In late 1999, Mr. Lyons retired from Piaker & Lyons, a diversified certified public accounting firm where he specialized in taxes, estate and financial planning. Before becoming Chairman and Chief Executive Officer of Piaker & Lyons in 1994, Mr. Lyons had been a partner of the firm since 1968.

      Class III Directors

      S. Leslie Flegel, 67. Mr. Flegel has served as the Chairman of our board and our Chief Executive Officer since our inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and Chief Executive Officer of Display Information Systems Company, our predecessor. S. Leslie Flegel is the father of Jason S. Flegel, one of our Executive Vice Presidents.

      A. Clinton Allen, 61. Mr. Allen has served as one of our directors since April 2004 and is currently a member of our board's nominating and corporate governance committee. He is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 and Chairman of Psychemedics Corporation from March 2002 until November 2003. Mr. Allen was Vice Chairman and a director of the DeWolfe Companies, until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands, until it was acquired by Victorinox Corporation in August 2002.

Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., one of the world's largest manufacturers of musical instruments; a director and Chairman of Collector's Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; a director of Brooks Automation Inc., a manufacturer of integrated tool and factory automation solutions for the global semiconductor and related industries, and a director of LKQ Corporation, the largest nationwide supplier of recycled OEM automotive parts.

      Michael R. Duckworth, 44. Mr. Duckworth has served as one of our directors since February 2005 and is currently the chairman of the board's capital markets committee. He is a partner of Yucaipa Companies, a Los Angeles-based private investment firm specializing in acquiring and operating companies in the retail, distribution, logistics and technology areas. From 2000-2003, Mr. Duckworth was head of West Coast Financial Sponsor Coverage for Merrill Lynch & Co. where he managed client relationships with private equity firms throughout the western region. He was responsible for all client activity including idea generation, public and private debt, equity and merger and acquisition origination, and private equity fund raising. From 1988-2000, Mr. Duckworth served as Managing Director at Bankers Trust/Deutsche Bank where he maintained a similar emphasis on working with Financial Sponsors and on Leveraged Finance.

      Ariel Z. Emanuel, 44. Mr. Emanuel has served as one of our directors since November 2004. At present, he is a member of The Endeavor Agency LLC, a California-based talent agency which he founded in 1995. Mr. Emanuel is active in P.S. Arts, an entertainment industry sponsored organization working to bring arts education to public schools in Southern California and served as co-chair of the 2002 Earth to LA biennial fund-raising event for the Natural Resources Defense Council.

BOARD MEETINGS

      Our board held 17 meetings during our 2005 fiscal year. All of our directors attended at least 75% of all meetings of the board and the committees on which they serve.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

      Non-employee members of the board meet without management present as frequently as they deem appropriate, and at least twice each year in conjunction with regularly scheduled meetings of the board. The non-employee directors rotate as the presiding director for these meetings.

POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

      We do not currently have a policy that requires the attendance of all directors at annual meetings of stockholders. Seven of our directors attended our 2004 annual meeting of stockholders.

COMPENSATION OF DIRECTORS

      Under our current policy, each of our directors who is not also one of our employees receives (i) an annual retainer of $35,000 and (ii) an additional $3,000 for each quarterly board meeting attended. Chairmen of committees receive an additional retainer ranging from $10,000 to $25,000 per year depending on the committee chaired. Each committee member, other than the chairman, receives an additional $3,000 per year for each committee on which he serves. All director fees are payable in cash. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the board and its committees. Our directors also receive an annual grant of stock options for the purchase of 10,000 shares of our stock at an exercise price equal to the last reported sale price on the date of grant, typically the first business day in February of each year. These options are fully vested on the date of issuance.

DIRECTOR INDEPENDENCE

      Our board has determined that Messrs. Allen, Davis, Schnug, Jessick, Katzman, Lyons and Mays are "independent" within the meaning of the rules of The Nasdaq Stock Market, based on its application of the standards set forth in the Corporate Governance Guidelines. Each member of the board's audit, compensation, nominating and corporate governance and capital markets committees is independent within the meaning of those rules and standards.

COMMUNICATIONS WITH DIRECTORS

      Stockholders may communicate concerns to any director, committee member or the board by writing to the following address: Source Interlink Companies Board of Directors, Source Interlink Companies, Inc., 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134 Attn: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the board to promptly forward all correspondence to the relevant director, committee member or the full board, as indicated in the correspondence.

                          CORPORATE GOVERNANCE MATTERS

GENERALLY

      All of our property and business is controlled and managed under the supervision of our board. Members of the board are kept informed of our business through discussions with the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and other key members of management, by reviewing materials provided to them and by participating in meetings of the board and its committees.

CODES OF ETHICS

      We have a long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Code of Business Conduct and Ethics is applicable to all representatives of our enterprise, including our executive officers and all other employees and agents of our company and our subsidiary companies, as well as to our directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations page of our website. In addition, our board has adopted a Code of Ethics for the Chief Executive Officer and Financial Executives and a Code of Conduct for Directors and Executive Officers which supplement our Code of Business Conduct and Ethics. A copy of each of these codes is available on the Corporate Governance section of the Investor Relations page of our website. We will disclose any amendments to, or waivers from, our Codes of Ethics on our website.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our board has established four standing committees: audit, compensation, nominating and corporate governance and capital markets. Each standing committee's written charter, as adopted by the board, is available in the Corporate Governance section of the Investor Relations page of our website (www.sourceinterlink.com).

      Under the terms of the Stockholder's Agreement, each board committee is required to include at least one director designated by Alliance and to be comprised by a majority of directors designated by us.

      Audit Committee

      The Audit Committee met six times during the 2005 fiscal year. The current members of the audit committee are Allan R. Lyons (chairman), David R. Jessick and Aron S. Katzman, each of whom is independent as defined in rules adopted by the SEC and The Nasdaq Stock Market. The board has determined that two members of the audit committee, Messrs. Lyons and Jessick, qualify as audit committee financial experts under the standards issued by the SEC.

      The Audit Committee appoints, evaluates, retains, terminates, compensates and oversees the work of any public accounting firm engaged by us to audit our financial statements or performing other audit, review or attest services for us. The Audit Committee also supervises and monitors the establishment and implementation of a system of financial control processes and internal controls and procedures designed to provide reasonable assurance of the reliability of our financial reports.

      Compensation Committee

      The Compensation Committee met eight times during the 2005 fiscal year. The current members of the compensation committee are Aron S. Katzman (chairman), A. Clinton Allen and Gregory Mays, each of whom is independent as defined in rules adopted by the SEC and The Nasdaq Stock Market and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The Compensation Committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officer, our other executive officers and our non-employee directors, evaluates the Chief Executive Officer's performance in light of those goals and objectives and determines and approves the Chief Executive Officer's compensation levels based on this evaluation. The Compensation Committee also reviews and adopts our employee equity-based and incentive compensation plans, approves changes to such plans or, where necessary, recommends changes to such plans for approval by the board or our stockholders and interprets and administers our equity-based plans as may be in effect from time to time.

      Capital Markets Committee

      The Capital Markets Committee met twice during the 2005 fiscal year. The current members of the Capital Markets Committee are Michael R. Duckworth (chairman) A. Clinton Allen and Gray Davis, Messrs. Allen and Davis are independent as defined in rules adopted by the SEC and The Nasdaq Stock Market. The Capital Markets Committee monitors our present and future capital requirements and oversees our public offering of securities.

      Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee met twice during the 2004 fiscal year. The current members of the Nominating and Corporate Governance Committee are A. Clinton Allen (chairman), Allan R. Lyons and Gray Davis, each of whom are independent as defined in rules adopted by the SEC and The Nasdaq Stock Market.

      The Nominating and Corporate Governance Committee:

      - Evaluates, reviews and provides an annual assessment of the board regarding the overall effectiveness of the organization of the board (including with regard to the appropriate size, functions and needs of the Board), the performance of the board and its committees, the conduct of its business and the relationship between the board and management.

      - Oversees and assists the board in annually reviewing with the Chairman and Chief Executive Officer the job performance and evaluation of elected corporate officers and other senior executives.

      - Develops and recommends to the Board a set of corporate governance principles, reviews those principles at least annually, ensures that management has established a system to enforce them, reviews management's monitoring of our compliance with them, and recommends any proposed changes to the board as the committee deems advisable.

      - Reviews the outside activities of, and considers questions of possible conflicts of interest of, board members and senior executives.

      - Establishes the criteria for membership on the board and formulates a process to identify candidates for nomination as directors.

      - Identifies candidates believed to be qualified to become board members, conducts appropriate inquiries into the backgrounds and qualifications of such individuals and recommends to the board the nominees to stand for election as directors at the annual meeting of stockholders.

      - Recommends to the board the membership of any committee of the board and identifies and recommends board members qualified to fill vacancies on any committee of the board.

      - Assists the board in assessing whether individual members of the board are independent under all applicable laws, rules and regulations, including those promulgated by the SEC and by the principal national securities exchange or national securities association on which our securities are listed.

      - Formulates and recommends for adoption to the full board a policy regarding consideration of nominees for election to the board who are recommended by stockholders of the Company and reviews such candidates recommended by stockholders.

      - Formulates procedures for stockholders to send communications to the board in order to facilitate stockholder communications with the board and formulates procedures for interested parties to communicate with non-management directors.

      - Identifies and brings to the attention of the board and management current and emerging corporate governance trends, issues and best practices that may affect our business operations, performance or public image.

PROCESS FOR ELECTING DIRECTORS NOMINEES

      The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve, and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of the board at that time.

      Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the nominating and corporate governance committee will recommend the candidate to the board for election. If the director nominee is a current board member, the nominating and corporate governance committee also considers prior board performance and contributions. The nominating and corporate governance committee uses the same process for evaluating all candidates regardless of the source of the nomination.

      The minimum qualifications and attributes that the nominating and corporate governance committee believes must be possessed by a director nominee include:

      -     The ability to apply good business judgment;

      - The ability to exercise his/her duties of loyalty and care for the benefit of our stockholders;

      -     Proven strength of character;

      -     Demonstrated integrity and ethics;

      -     Diversity of experience;

      - The ability to understand complex principles of business and finance; and

      - Familiarity with national and international issues affecting businesses.

      Please see "Election of Directors -- Information About the Directors" for a discussion of the rights of AEC Associates with respect to director nominations pursuant to the terms of the Stockholder's Agreement.

      All of the director nominees are current members of the board. The nominating and corporate governance committee may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

      The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Candidates recommended by our stockholders must satisfy the same qualifications and possess the same attributes required for any director nominees. If you wish to nominate a candidate, please forward the candidate's name and a detailed description of the candidate's qualification, a document indicating the candidate's willingness to serve to: Corporate Secretary, Source Interlink Companies, Inc. 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134. A stockholder wishing to nominate a candidate must also comply with the notice requirements described above under the question, "How do I submit a stockholder proposal for next year's annual meeting?"

                               EXECUTIVE OFFICERS

      We have included below some information about those of our executive officers who are not also serving as members of our board.

      Marc Fierman, 44. Mr. Fierman has served as our Chief Financial Officer since November 2002. Prior thereto, he served as Vice President of Finance (July 2001 to November 2002) and Vice President of Finance--Display Division (March 1999 to June 2001). From April 1997 to February 1999, Mr. Fierman served as the chief financial officer of Brand Manufacturing Corp., which we acquired in January 1999.

      Jason S. Flegel, 39. Mr. Flegel has served as one of our Executive Vice Presidents since June 1996. Prior thereto, and since our inception in March 1995, he served as Vice President-- Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of Display Information Systems Company, one of our predecessors. Jason S. Flegel is the son of S. Leslie Flegel.

      Carol G. Kloster, 56. Ms. Kloster became one of our Executive Vice Presidents in May 2005 upon our acquisition of Chas. Levy Circulating Co., LLC. Prior to the acquisition, she served as president and chief executive officer of Chas. Levy Company, the sole member of Chas. Levy Circulating Co., LLC. Ms. Kloster joined the Chas. Levy organization in 1974 in the Human Resources department subsequently serving various marketing, warehousing and sales positions before being appointed chief executive officer in 1991. Ms Kloster is a member of the Economic Club and serves on the non profit board of Family Focus.

      Alan Tuchman, 46. Mr. Tuchman became one of our Executive Vice Presidents in February 2005 upon our acquisition of Alliance Entertainment Corp. Prior to the acquisition, he had served as President and Chief Operating Officer of Alliance since 2003. Mr. Tuchman joined Alliance in 1991 and was Vice President from that time until 1996, when he became Senior Vice President of Strategic Planning. Mr. Tuchman held this position until 1997 when he became President of AEC One Stop Group, Inc., a subsidiary of Alliance.

               SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

      The following table sets forth as of May 16, 2005 certain information concerning the ownership of our common stock by:

      - each person who is known to us to own beneficially 5% or more of our outstanding common stock;

      - each of our directors, our chief executive officer and our four other most highly paid executive officers in fiscal year 2005; and

      -     all directors and executive officers as a group.

      The information presented below is based on information supplied by our officers and directors and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The business address of our officers and directors is in care of Source Interlink Companies, Inc. 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes all shares over which the subject individual has or shares voting or investment power. Shares of common stock subject to options that are currently exercisable within 60 days of the date of this report are treated as outstanding for the purpose of computing the percentage ownership of the subject individual. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

      As of May 16, 2005, there were 51,000,494 shares of our common stock outstanding.

                                                      NUMBER OF SHARES       PERCENT OF SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED      BENEFICIALLY OWNED
------------------------                             ------------------      ------------------
AEC Associates, L.L.C. (1)                               17,685,568                34.7%
S. Leslie Flegel (2)                                      1,610,785(3),(4)          3.1%
James R. Gillis (2)                                         533,268(3)              1.0%
Jason S. Flegel (2)                                         374,600(3),(5)            *
Allan R. Lyons (2)                                          336,037(3),(6)            *
Aron S. Katzman (2)                                         339,467(3)                *
Carol G. Kloster (2)                                        152,000(3)                *
Alan E. Tuchman (2)                                         263,046(3)                *
Marc Fierman (2)                                             86,356(3)                *
A. Clinton Allen (2)                                         56,000(3),(7)            *
John R. Amann (2)                                            58,351(3)                *
George A. Schnug (2)                                         11,000(3)                *
Ariel Z. Emanuel (2)                                         10,000(3)                *
Gray Davis (2)                                               10,000(3)                *
Michael R. Duckworth (2)                                     10,000(3)                *
David R. Jessick (2)                                         10,000(3)                *
Gregory Mays (2)                                             10,000(3)                *
All directors and executive officers, as a group          3,900,970                 7.3%
(15 persons)

----------

*   Less than 1%

(1) The business address for AEC Associates, L.L.C. is: c/o The Yucaipa Companies, 9130 West Sunset Boulevard, Los Angeles, California 90069. Mr. Ronald Burkle holds sole voting and investment authority over the shares held by AEC Associates, L.L.C.

(2) The business address of our officers and directors is: c/o Source Interlink Companies, Inc., 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida 34134.

(3) Includes shares issuable under options that are currently exercisable within 60 days in the amounts following each respective beneficial owner:

                  S. Leslie Flegel - 1,085,000 shares;
                  James R. Gillis - 424,667 shares;
                  Jason S. Flegel - 300,091 shares;
                  Allan R. Lyons - 30,000 shares;
                  Aron S. Katzman - 80,000 shares;
                  Carol G. Kloster -- 150,000;
                  Alan E. Tuchman - 263,046 shares;
                  Marc Fierman - 85,356 shares;
                  A. Clinton Allen - 20,000 shares;
                  John A. Amann - 50,000 shares;
                  George A. Schnug -- 10,000;
                  Ariel Z. Emanuel -- 10,000;
                  Gray Davis -- 10,000;
                  Michael R. Duckworth -- 10,000;
                  David R. Jessick -- 10,000; and
                  Gregory Mays -- 10,000.

(4) Mr. Flegel holds 515,085 of these shares with his spouse as joint tenants and thereby shares voting and investment power over those shares with her.

(5) Of the reported shares, 74,569 shares are held by Mr. Flegel's spouse individually and as a custodian for Mr. Flegel's minor children. Mr. Flegel disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

(6) Of the reported shares, 118,010 shares are held by Mr. Lyons' spouse. Mr. Lyons disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

(7) Of the reported shares, 4,000 shares are held by Mr. Allen's spouse. Mr. Allen disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, as well as other persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and The Nasdaq Stock Market reports of ownership of our securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

      Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, we believe that during the 2005 fiscal year, our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except:

   - Each of Messrs. Allen Katzman and Lyons failed to timely file a Statement of Changes in Beneficial Ownership of Securities to reflect the issuance of options to purchase 10,000 of the company's shares received as compensation for service as a director. These omissions were corrected by filing a Form 4 for each of these individuals in April 2004.

   - S. Leslie Flegel and Jason S. Flegel each failed to timely file a Statement of Changes in Beneficial Ownership of Securities to reflect S. Leslie Flegel's gift of 3,600 shares to his grandchildren, which are the children of Jason S. Flegel. These omissions were corrected by filing a Form 4 for each of these individuals in December 2004.

PERFORMANCE GRAPH

      The following graph illustrates the cumulative total stockholder return over the last five fiscal years on our common stock compared to the cumulative total return of companies listed on The Nasdaq Stock Market (Composite), the Nasdaq 100 Index, and the Russell 2000 (Growth). The graph is based on the market price of our common stock and the common stock for all companies at January 31 each year and assumes that $100 was invested on January 31, 2000 in the common stock of all companies and dividends were reinvested for all companies.

                               [PERFORMANCE GRAPH]

                                        1/31/2000    1/31/2001    1/31/2002    1/31/2003    1/31/2004     1/31/2005
                                        ---------    ---------    ---------    ---------    ---------     ---------
NASDAQ                                    $100          $70          $49          $34          $52           $52
NASDAQ 100                                $100          $73          $43          $28          $42           $43
Russell 2000 (Growth)                     $100            -          $35          $24          $39           $40
Source Interlink Companies, Inc.          $100          $36          $35          $30          $85           $78

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of January 31, 2005. In connection with our merger of Alliance, which was completed on February 28, 2005, we assumed the outstanding stock options granted under the following four equity compensation plans of Alliance: (i) the 1999 Equity Participation Plan of Alliance Entertainment Corp., (ii) the 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp., (iii) the Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan and (iv) the Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan (collectively, the "Plans"). Each assumed option to acquire Alliance capital stock outstanding immediately prior to the effective time of the merger automatically became an option to acquire a number of shares of the Source Interlink's common stock equal to the number of shares issuable upon exercise of the option multiplied by the exchange ratio (as defined in the merger agreement). The table below does not include (a) 820,394 shares, which is the aggregate number of shares issuable upon the exercise of the options currently outstanding under the Plans multiplied by the exchange ratio and (b) 487,962 shares, which is the aggregate number of shares available for future issuance under the 1999 Equity Participation Plan of Alliance Entertainment Corp. and the 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp. multiplied by the exchange ratio.

                                COMMON SHARES TO BE        WEIGHTED-AVERAGE        COMMON SHARES AVAILABLE
                               ISSUED UPON EXERCISE            EXERCISE           FOR FUTURE ISSUANCE UNDER
                                  OF OUTSTANDING         PRICE OF OUTSTANDING     EQUITY COMPENSATION PLANS
                               OPTIONS, WARRANTS AND       OPTIONS, WARRANTS        (EXCLUDING SECURITIES
       PLAN CATEGORY                  RIGHTS                  AND RIGHTS           REFLECTED IN COLUMN (a))
--------------------------     ---------------------     --------------------     -------------------------
                                        (a)                       (b)                        (c)
Equity compensation plans
    approved by Source
        Interlink
      stockholders                   3,104,249                   $6.60                     309,131
Equity compensation plans
  not approved by Source
 Interlink Stockholders (1)            451,750                   $5.65                           -
                                     ---------                   -----                     -------
          Totals:                    3,555,999                   $6.48                     309,131

(1) Represents options and warrants issued to executive and non-executive employees as an inducement to accept employment with Source Interlink.

                       COMPENSATION OF EXECUTIVE OFFICERS

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

      The Compensation Committee, composed entirely of independent directors, is responsible to our board, and indirectly to our stockholders, for monitoring and implementing our executive compensation program. The Compensation Committee reviews and recommends executive compensation levels and cash and equity incentives for executive officers. It reports its recommendations to the board for its consideration and action. The following is the Compensation Committee's report for the 2005 fiscal year.

COMPENSATION PHILOSOPHY

      The Compensation Committee believes that our executive compensation program should be designed and administered to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. In addition, the Compensation Committee believes that executive compensation should be driven primarily by the long-term interests of the company and its stockholders.

COMPENSATION STRATEGY

      The Compensation Committee's general executive compensation strategy is based on the following three principles:

      - Compensation Should Relate to Performance. Executive compensation should reward performance and be competitive with pay for positions of similar responsibility at other companies of comparable complexity and size, or comparable companies within the various industries in which we compete.

      - Incentive Compensation Should Be a Greater Part of Total Direct Compensation For More Senior Positions. As employees assume greater responsibilities and have the opportunity to create more stockholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature) generated by achievement of objectives producing long-term improvement in corporate performance.

      - Employee Interests Should Be Aligned with Stockholders. Executive compensation should reward contribution to long term stockholder value.

      The executive compensation program consists of three elements: salary and other annual compensation; short term incentives; and long-term incentives. Our goal is to provide above-market compensation opportunities tied to achievement of high standards and above-market goals for growth and performance.

      Salary and Other Annual Compensation. The annual salary for our executive officers is based upon the level and scope of the responsibility of the office, pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Compensation Committee establishes the base salary to be paid to each executive officer. In addition, our executive officers receive certain perquisites, which are valued in accordance with SEC rules at the company's incremental cost of providing these benefits.

      Short Term Incentives. The Compensation Committee also has the discretion to make discretionary cash awards for meritorious service to our long-term interests which in some cases may include the individual executive's performance objectives. At the conclusion of each fiscal year, the Compensation Committee reviews the individual executive's performance and, when deemed appropriate, authorizes payment for achievement.

      Long Term Incentive Compensation. The Compensation Committee has for many years used stock options as long-term incentives for executives and other key employees. Stock options have been used because they directly relate the amounts earned by executives and other key employees to the amount of appreciation realized by our stockholders over comparable periods. Recent changes in the accounting treatment of stock options have caused the Compensation Committee to deemphasize the use of stock options as a long term incentive mechanism. In lieu of stock options, the Compensation Committee has established cash based incentive programs, including a supplemental executive retirement plan and a challenge grant plan, and intend to explore additional plans and programs designed to reward contributions to increase long term stockholder value.

REVIEW OF COMPENSATION PROGRAM

      In light of the then proposed acquisitions of Alliance Entertainment Corp. and Chas. Levy Circulating Co., LLC., the Compensation Committee engaged Pearl Meyer & Partners, a Clark Consulting practice, to conduct a review and analysis of our current executive compensation program. In connection with such review and analysis, Pearl Meyer compared the competitiveness of our total reward package and the provisions and design of current executive contracts by comparison to a group of public and private companies of comparable complexity and size with particular focus on comparable companies within the various industries in which we compete.

      Based on Pearl Meyer's research and report, the Compensation Committee found that significant competitive weaknesses were present in our approach to executive compensation. Specifically, the Compensation Committee concluded that our compensation architecture lacked sufficient retention incentives and rewarded short term results more than long term growth. While additional initiatives may be undertaken, the Compensation Committee developed new contracts that were executed with each of our executive officers on February 28, 2005 concurrent with the consummation of our merger with Alliance Entertainment Corp.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

      For the 2005 fiscal year, Mr. Flegel's compensation was governed by the terms of a contract between him and us that was executed on May 21, 2003. In accordance with our contractual obligations, we paid Mr. Flegel a salary of $535,683. In addition, the contract entitled Mr. Flegel to an annual cash bonus one-half of which was based on achievement of budgeted company operating results and the remaining one-half was awardable on a discretionary basis for meritorious service. Annual bonuses paid in the 2005 fiscal year are attributable to performance during the 2004 fiscal year. Results achieved in the 2004 fiscal year did not meet the thresholds entitling Mr. Flegel to additional compensation; however, in recognition of the strategic leadership demonstrated by Mr. Flegel in securing an important credit facility and affecting a public offering of our common stock, the Compensation Committee awarded Mr. Flegel a discretionary cash bonus of $175,000.

      In conjunction with its general review of our executive compensation program, the Compensation Committee engaged Pearl Meyer to act as its independent executive compensation advisor with respect to the design and negotiation of the compensation package for our chief executive officer and to render an opinion regarding the proposed contract terms and compensation levels -- including signing bonus, salary, short term incentive program and challenge grant program. On February 28, 2005, Pearl Meyer rendered to the Compensation Committee its written opinion, that the compensation package implemented on that date for our chief executive officer is a fully appropriate reward program. The full text of the Pearl Meyer opinion is attached as Appendix A to this proxy statement. You are urged to read the Pearl Meyer opinion in its entirety.

PERQUISITES

      Historically, we have provided certain perquisites to our executive officers. During the 2005 fiscal year, these perquisites included:

      -     supplemental medical expense reimbursement;

      -     personal use of company-leased motor vehicles;

      -     personal use of apartments in New York, New York and Park City,
            Utah; and,

      -     reimbursement of country club dues.

      During the 2005 fiscal year, none of our executive officers received perquisites and other personal benefits having a total value in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the executive officer in the Summary Compensation Table presented in the proxy statement of which this report is a part.

      During the 2006 fiscal year, our executive officers may also make personal use of the company-leased aircraft with the prior approval of our chairman and chief executive officer.

SECTION 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows any federal income tax deductions by us for compensation paid to our executive officers in excess of $1 million each in any taxable year. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as "performance-based compensation." The Compensation Committee believes that it is in the best interests of our company and its stockholders to pay compensation to its executive officers that is deductible by the company for federal income tax purposes. Our stock option plans have been structured to permit grants of stock options to be eligible for this performance-based exception (so that compensation upon exercise of such options or receipt of such awards, as the case may be, should be deductible under the Code). The Compensation Committee has taken and intends to continue to take whatever actions are necessary to minimize our non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Compensation Committee believes to be an important element of our executive compensation program.

CONCLUSION

      The Compensation Committee believes that the quality of executive leadership significantly affects long-term performance and that it is in the best interest of the stockholders to fairly compensate executive leadership for achievements that meet or exceed the high standards set by the Compensation Committee, so long as there is corresponding risk when performance falls short of such standards. In its review of the executive compensation program as implemented in the 2005 fiscal year, the Compensation Committee believes that the compensation received by our executive, including our chief executive officer, is competitive within the industry and, when combined with the substantial equity holdings of our executive officers, provides incentives for performance that are aligned with the financial interests of our stockholders.

                                            Respectfully submitted by the
                                            Compensation Committee of the
                                            Board of Directors

                                            Aron S. Katzman, Chairman
                                            A. Clinton Allen
                                            Gregory Mays

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 2005 fiscal year, the compensation committee consisted of two members: Aron S. Katzman (chairman) and Kenneth F. Teasdale. Mr. Teasdale is the chairman of Armstrong Teasdale LLP, formerly one of our principal outside law firms. In fiscal year 2005, we paid Armstrong Teasdale LLP approximately $303,000 in legal fees and disbursements under a fee structure that we believe reflects current market rates. Mr. Teasdale resigned from our board on February 28, 2005, subsequent to the completion of the 2005 fiscal year.

EXECUTIVE COMPENSATION

      The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of our named executive officers, in the fiscal years indicated, for all services rendered in all capacities to the Company.

                                                                             RESTRICTED    SECURITIES
                                    FISCAL                                      STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR (a)    SALARY ($)    BONUS ($)(b)     AWARD ($)    OPTIONS (#)
-----------------------------      --------    ----------    ------------    ----------    -----------
S. Leslie Flegel                     2005       535,683        175,000             -               -
Chief Executive Officer              2004       556,307        250,000             -         150,000
                                     2003       535,704        250,000             -               -

James R. Gillis                      2005       450,501        300,000             -               -
President and Chief Operating        2004       418,571        250,000             -          50,000
Officer                              2003       404,990        250,000        92,400(c)            -

Jason S. Flegel                      2005       298,175              -             -               -
Executive Vice President             2004       279,328        125,000             -          50,000
                                     2003       241,666              -             -               -

John R. Amann (d)                    2005       245,147              -             -               -
Executive Vice President

Marc Fierman                         2005       212,002         82,400             -               -
Chief Financial Officer              2004       206,410         40,000             -          25,000
                                     2003       175,254          5,000             -          55,000

----------

(a) For all individuals referenced in this table, the information contained herein is presented for our fiscal years ended January 31, 2003, 2004 and 2005.

(b) Bonus compensation is paid by the company in the year subsequent to the executive performance to which it relates. Amounts reported reflect amounts actually paid by the company in the year indicated.

(c) During fiscal 2003, Mr. Gillis received 20,000 shares of restricted stock having a value of $92,400. All restrictions applicable to such shares lapsed during the 2004 fiscal year. Dividends will be paid with respect to the reported shares of restricted stock, if any, when paid with respect to the outstanding shares of common stock generally. Source Interlink does not intend to pay any dividends on its common stock and is prohibited from doing so under its currently effective credit arrangements.

(d) Mr. Amann became an executive officer of the company on March 1, 2004 and ceased to be an executive officer of the company on March 31, 2005.

OPTION GRANTS

      Option Grants in Last Fiscal Year

      During the 2005 fiscal year, no stock options were granted to any of our named executive officers.

      Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year End 2005 Option Values

      The following table presents information for the 2004 fiscal year with respect to stock option exercises by our named executive officers based on the closing price of our stock on January 31, 2005.

                                                             NUMBER OF SECURITIES UNDERLYING
                                                              UNEXERCISED OPTIONS AT FISCAL      VALUE OF UNEXERCISED IN-THE-MONEY
                                                                      YEAR END (#)                 OPTIONS AT FISCAL YEAR END ($)
                      SHARES ACQUIRED         VALUE          -------------------------------     ---------------------------------
      NAME            ON EXERCISE (#)      REALIZED ($)      EXERCISABLE       UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
----------------      ---------------      ------------      -----------       -------------     -----------         -------------
S. Leslie Flegel                -                     -       1,035,000           50,000         $12,306,150         $     594,500

James R. Gillis           210,000          $  1,556,700         424,667                -         $ 5,049,291                     -

Jason S. Flegel                 -                     -         283,427           16,664         $ 3,369,947         $     198,135

John R. Amann                   -                     -          50,000                -         $   594,500                     -

Marc Fierman               20,000          $    140,400          77,022            8,334         $   915,792         $      99,091

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

      S. Leslie Flegel. In May 2003, we entered into an employment and non-competition agreement with our Chairman and Chief Executive Officer, S. Leslie Flegel, providing for his continued service in that position until January 31, 2006. Mr. Flegel received base compensation of $535,000, subject to annual adjustment at the discretion of the Compensation Committee of our board. The agreement also provides for the award of two cash incentives. The first entitles Mr. Flegel to receive a bonus of up to 50% of his base compensation depending on the degree to which we achieve our projected consolidated net income. The second permits the compensation committee to award to Mr. Flegel a discretionary bonus of up to 50% of his base compensation depending on such factors as the committee determines to be relevant. The agreement also entitles Mr. Flegel to receive $250,000 as consideration for his agreement to refrain from engaging, directly or indirectly, in the rendering of services competitive with those offered by our company during the term of his employment and for one year thereafter.

      On March 1, 2005, we entered into a new employment agreement with Mr. Flegel. Under this new agreement, we will continue to employ Mr. Flegel in his current capacity as our chairman and chief executive officer for a term commencing March 1, 2005 and ending January 31, 2010. Mr. Flegel will have the usual and customary duties, responsibilities and authority of chairman and chief executive officer and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Mr. Flegel (i) $750,000 in cash upon the execution and delivery of his employment agreement and (ii) a base salary of $915,000 per year during the period of Mr. Flegel's employment. In addition, Mr. Flegel is entitled to receive a short term incentive payment following each fiscal year ended during his employment with us if and to the extent earned, but subject to the maximum amount specified, under our Short Term Incentive Program. The Short Term Incentive Program entitles Mr. Flegel to earn a short term incentive payment amount in any given fiscal year, up to $1,800,000, which amount is tied to our attainment of certain net operating income performance goals expressed as a percentage of the our board-approved annual budget. Mr. Flegel is also eligible to participate in our Challenge Grant Program and to receive a disbursement of up to 35% of the aggregate payout contemplated thereby. We will also permit Mr. Flegel to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

      Mr. Flegel's employment agreement further provides that, effective upon the expiration of the employment term, we and Mr. Flegel will enter into a consulting agreement. Under this consulting arrangement, we are obligated to engage Mr. Flegel as a consultant for a period of five years commencing February 1, 2010 and ending January 31, 2015, subject to certain early termination rights. We will pay Mr. Flegel: (i) a fixed retainer fee of $415,000 per year and (ii) compensation as a non-employee director in accordance with then corporate policy. The parties agree to execute and deliver the consulting agreement on or about October 31, 2009 and cause it to become effective February 1, 2010, subject to early termination rights.

      James R. Gillis. In December 1998, we entered into an employment and non-competition agreement with our President and Chief Operating Officer, James
R. Gillis, which we amended in August 2000 and again in July 2002. The agreement provides for Mr. Gillis to serve as President and Chief Operating Officer until January 30, 2006. As base compensation for his services, Mr. Gillis received an annual salary of $450,000 during the 2005 fiscal year. Under the agreement, Mr. Gillis is also entitled to receive a guaranteed annual bonus of $250,000 as long as he is employed by the company on February 28 of each year and a discretionary bonus of up to $100,000 each fiscal year at the discretion of the Compensation Committee. Mr. Gillis agreed to refrain from disclosing information confidential to the Company during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for two years thereafter.

      On February 28, 2005, we entered into a new employment agreement with Mr. Gillis. Under this new agreement, we will continue to employ Mr. Gillis in his current capacity as our president and chief operating officer for a five-year term commencing February 28, 2005. Mr. Gillis will have the usual and customary duties, responsibilities and authority of president and chief operating officer and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Mr. Gillis (a) $300,000 in cash upon the execution and delivery of the employment agreement and (b) a base salary of (i) $475,000 during fiscal year 2006, (ii) $525,000 during fiscal year 2007, (iii) $600,000 during fiscal year 2008, (iv) $624,000 during fiscal year 2008 and (v) $649,000 from the beginning of fiscal year 2009 through the expiration of the employment agreement. In addition, Mr. Gillis is entitled to receive a guaranteed bonus each year during his employment with us in an amount equal to 50% of his base salary in effect in a given year (payable in equal quarterly installments), or such other amount as the compensation committee may approve in its sole discretion; except that in the first year no quarterly bonus payment will be less than $62,500. We will also permit Mr. Gillis to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

      Jason S. Flegel. In January 2001, we entered into an employment agreement with Jason S. Flegel, our Executive Vice President - Operations, which automatically continues for one year terms unless terminated by either party on ninety days notice. Under his employment agreement, Mr. Flegel received an annual base compensation of $291,000 during the 2005 fiscal year. In addition, the agreement permits the compensation committee to award to Mr. Flegel a discretionary bonus of up to $100,000 on such basis as the committee determines to be relevant. Mr. Flegel agreed to refrain from disclosing information confidential to the Company during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for two years thereafter.

      On February 28, 2005, we entered into a new employment agreement with Mr. Flegel. Under the new agreement, we will continue to employ Mr. Flegel in his current capacity as our executive vice president for a five-year term commencing February 28, 2005. Mr. Flegel will have the usual and customary duties, responsibilities and authority of an executive vice president and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Mr. Flegel (a) $125,000 in cash upon the execution and delivery of the employment agreement and (b) a base salary of (i) $400,000 during fiscal year 2006, (ii) $450,000 during fiscal year 2007, (iii) $475,000 during fiscal year 2008, (iv) $500,000 during fiscal year 2008 and (v) $520,000 from the beginning of fiscal year 2009 through the expiration of the employment agreement. In addition, Mr. Flegel is entitled to receive an annual bonus in an amount, not to exceed 75% of Mr. Flegel's base salary in effect in a given year, to be determined by the compensation committee in its sole discretion. We will also permit Mr. Flegel to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

      Marc Fierman. In July 2003, we entered into an employment and non-competition agreement with our Chief Financial Officer, Marc Fierman, providing for his continued service in that position until January 31, 2006. As compensation for his services, Mr. Fierman is entitled to receive a base salary of $200,000 (subject to an annual mandatory increase of 6% per year) and a guaranteed bonus equal to 20% of his base salary. The agreement also permits the compensation committee to award to Mr. Fierman a discretionary bonus of up to 30% of his base compensation depending on such factors as the committee determines to be relevant. Mr. Fierman agreed to refrain from disclosing information confidential to the Company during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for six months thereafter.

      On February 28, 2005, we entered into a new employment agreement with Mr. Fierman. Under the new agreement, we will continue to employ Mr. Fierman in his current capacity as our executive vice president and chief financial officer for a five-year term commencing February 28, 2005. Mr. Fierman will have the usual and customary duties, responsibilities and authority of executive vice president and chief financial officer and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Mr. Fierman (a) $135,000 in cash upon the execution and delivery of the employment agreement and (b) a base salary of (i) $325,000 during fiscal year 2006, (ii) $350,000 during fiscal year 2007, (iii) $375,000 during fiscal year 2008, (iv) $400,000 during fiscal year 2008 and (v) $425,000 from the beginning of fiscal year 2009 through the expiration of the employment agreement. In addition, Mr. Fierman is entitled to receive an annual bonus in an amount, not to exceed 50% of Mr. Fierman's base salary in effect in a given year, to be determined by the compensation committee in its sole discretion. We will also permit Mr. Fierman to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

      Alan E. Tuchman. On February 28, 2005, we entered into an employment agreement with Mr. Tuchman. Under the new agreement, we will employ Mr. Tuchman as our executive vice president for a five-year term commencing February 28, 2005. Mr. Tuchman will have the usual and customary duties, responsibilities and authority of an executive vice president and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Mr. Tuchman a base salary of (i) $475,000 during fiscal year 2006, (ii) $500,000 during fiscal year 2007, (iii) $520,000 during fiscal year 2008, (iv) $540,800 during fiscal year 2008 and (v) $562,432 from the beginning of fiscal year 2009 through the expiration of the employment agreement. In addition, Mr. Tuchman is entitled to receive an annual bonus in an amount, not to exceed 75% of Mr. Tuchman's base salary in effect in a given year, to be determined by the compensation committee in its sole discretion. We will also permit Mr. Tuchman to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

      Carol G. Kloster. On May 10, 2005, we entered into an employment agreement with Ms. Kloster. Under the agreement, we will employ Ms. Kloster as our executive vice president for a five-year term commencing on May 10, 2005. Ms. Kloster will have the usual and customary duties, responsibilities and authority of an executive vice president and will perform such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. We will pay Ms. Kloster a base salary of (i) $475,000 during fiscal year 2006, (ii) $500,000 during fiscal year 2007, (iii) $520,000 during fiscal year 2008, (iv) $540,800 during fiscal year 2008 and (v) $562,432 from the beginning of fiscal year 2009 through the expiration of the employment agreement. In addition, Ms. Kloster is entitled to receive an annual bonus in an amount, not to exceed 75% of Ms. Kloster's base salary in effect in a given year, to be determined by the compensation committee in its sole discretion. We will also permit Ms. Kloster to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      On February 28, 2005, the compensation committee of the board of directors approved the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective as of March 1, 2005 (the "SERP"). The SERP is a nonqualified defined benefit plan. The SERP provides that certain members of our management and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) ("ELIGIBLE SERP PARTICIPANTS") are entitled to receive certain retirement benefits from us pursuant to an executive participation agreement entered into in connection with the SERP. Under the SERP, an Eligible SERP Participant who terminates employment with us and retires will be eligible to receive retirement benefits as follows:

      (1) Upon the Termination for Cause (as defined in the SERP) of the Eligible SERP Participant by us, the participant will not be entitled to receive any retirement benefits;

      (2) If the Eligible SERP Participant resigns, the participant will be entitled to receive a retirement benefit commencing at the age of 65; provided, that the participant has served with us for a period of more than five years from the effective date of the executive participation agreement and is at least 55 years old at the time of resignation;

      (3) If we terminate the employment of the Eligible SERP Participant for Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65;

      (4) If the Eligible SERP Participant terminates employment with us and retires at or after the age of 65, the participant will be entitled to receive a Normal Retirement Benefit (as defined in the SERP) commencing at the age of retirement;

      (5) If the Eligible SERP Participant terminates employment with us and retires at or after the age of 55, but before the age of 65, the participant will be entitled to receive an Early Retirement Benefit (as defined in the SERP) commencing at the age of early retirement; and

      (6) If we terminate the employment of the Eligible SERP Participant prior to the age of 55 without cause for reasons other than death or Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65.

      If the Eligible SERP Participant is entitled to receive retirement benefits from us, the amount of retirement benefits will be calculated in accordance with such participant's executive participation agreement. The Eligible SERP Participant's retirement benefits will be offset by retirement benefits payable under any defined benefit plans (as defined under the Employee Retirement Income Security Act of 1974, as amended) sponsored by us.

      Benefits under the SERP are to be paid monthly for the Eligible SERP Participant's lifetime, but for not less than 60 months. If an Eligible SERP Participant dies before the end of such 60-month period, monthly payments will continue for the remainder of such 60-month period to the participant's surviving spouse or estate, as applicable. In the event of a change of control while the SERP is in effect, there will be no acceleration of any benefits under the SERP or any other additional benefits.

EXECUTIVE PARTICIPATION AGREEMENTS

      Form of Executive Participation Agreement

      On March 1, 2005, in connection with participation in the SERP, we entered into executive participation agreements with certain Eligible SERP Participants. Pursuant to the executive participation agreements, upon an Eligible SERP Participant's retirement at the age of 65, we will pay to the Eligible SERP Participant a monthly Normal Retirement Benefit of: (i) 25% of the average of the three highest annual base salaries during the five year period preceding the retirement of the Eligible SERP Participant (the "SERP BASE AMOUNT") after five years of service with us; (ii) 50% of the SERP Base Amount after ten years of service with us; or (iii) 75% of the SERP Base Amount after 15 years of service with us. The maximum payout to an Eligible SERP Participant under the executive participation agreement is 75% of the SERP Base Amount. If an Eligible SERP Participant elects to delay receipt of retirement benefit payments until after the age of 65, we will pay the Eligible SERP Participant a monthly retirement benefit for his or her lifetime calculated on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

      At any time after an Eligible SERP Participant reaches age 55 and has been eligible to participate for a minimum of five full years, the Eligible SERP Participant may retire or resign and choose to either (i) delay payments until age 65, at which time the Eligible SERP Participant would receive the full current benefit amount at the time of resignation as calculated payable for the remainder of his or her life from age 65 or (ii) begin receiving Early Retirement Benefits immediately at the time of retirement, which amounts would be actuarially discounted on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

      Upon Termination for Cause (as defined in the SERP), no benefit is payable to the Eligible SERP Participant. Upon termination for other than cause, death or Disability (as defined in the SERP), we will pay to the Eligible SERP Participant, commencing at age 65, a the Normal Retirement Benefit described above but with the following adjustments: (i) 5% of the SERP Base Amount payable at age 65 after one year of service; (ii) 10% of the SERP Base Amount payable at age 65 after two years of service; (iii)15% of the SERP Base Amount payable at age 65 after three years of service; or (iv) 20% of the SERP Base Amount payable at age 65 after four years of service.

      Executive Participation Agreement with James R. Gillis

      On March 1, 2005, we entered into an executive participation agreement with James R. Gillis in connection with his participation in the SERP. The terms of Mr. Gillis' executive participation agreement are substantially similar to the terms of the form of executive participation agreement described above, except that the schedule of Normal Retirement Benefit payments is altered in light of Mr. Gillis' age relative to other younger Eligible SERP Participants. Pursuant to Mr. Gillis' executive participation agreement, Mr. Gillis is entitled to receive his full benefit paid, without discount, immediately upon his retirement based on the following schedule of payments: (i) 25% of the SERP Base Amount payable immediately after five years of service; (ii) 30% of the SERP Base Amount payable immediately after six years of service; (iii) 35% of the SERP Base Amount payable immediately after seven years of service; (iv) 40% of the SERP Base Amount payable immediately after eight years of service; (v) 45% of the SERP Base Amount payable immediately after nine years of service;
(vi) 50% of the SERP Base Amount payable immediately after ten years of service;
(vii) 55% of the SERP Base Amount payable immediately after 11 years of service;
(viii) 60% of the SERP Base Amount payable immediately after 12 years of service; (ix) 65% of the SERP Base Amount payable immediately after 13 years of service; (x) 70% of the SERP Base Amount payable immediately after 14 years of service; or (xi) 75% of the SERP Base Amount payable immediately after 15 years of service. The maximum payout to Mr. Gillis under his executive participation agreement is 75% of the SERP Base Amount.

CHALLENGE GRANT PROGRAM

      On February 28, 2005, the compensation committee approved the Source Interlink Companies, Inc. Challenge Grant Program, effective as of March 1, 2005 (the "CHALLENGE GRANT"). The Challenge Grant provides that S. Leslie Flegel and any member of our management and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) that Mr. Flegel and the compensation committee (when required under the Challenge Grant) designate as eligible to participate in the Challenge Grant ("ELIGIBLE CHALLENGE GRANT PARTICIPANTS") are entitled to share an aggregate payout (the "AGGREGATE PAYOUT") tied to the attainment by us of certain specified consolidated net operating income targets over the period commencing March 1, 2005 and ending January 31, 2008 (the "CHALLENGE PERIOD").

      Payment of the Aggregate Payout amounts will be made at the conclusion of the Challenge Period and will be allocated among Eligible Challenge Grant Participants in such amounts as determined by Mr. Flegel and the compensation committee (when required under the Challenge Grant); provided, that no more that 35% of the Aggregate Payout will be allocated to Mr. Flegel. The compensation committee reserves the right, but has no obligation, to adjust upward or downward the consolidated net operating income targets under the Challenge Grant if, during the Challenge Period, we complete the acquisition or disposition of a significant amount of assets otherwise than in the ordinary course of business. Any such adjustment during the Challenge Period will be reasonably related to any increase or decrease in our net income expected to result from the completion of such acquisition or disposition.

SPLIT-DOLLAR INSURANCE AGREEMENTS WITH EXECUTIVE OFFICERS

      On March 1, 2005, we entered into split-dollar insurance agreements with certain members of our management and other key executive personnel. Each employee entering into a split-dollar insurance agreement will be issued a life insurance policy and will have the right to designate the beneficiary of a portion of the policy's death benefit in an amount equal to three times the employee's annual base salary. The entire premium on the policy will be paid by us and the employee will not have the option to purchase the policy. Each split-dollar insurance agreement may be terminated by us, with or without the consent of the employee, upon written notice to the employee. An employee's split-dollar insurance agreement will terminate automatically upon termination of such employee's employment with us for any reason other than such employee's death.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates under a written charter adopted by the board. In February 2005, subsequent to the completion of the 2005 fiscal year, the Audit Committee re-examined and effectively revised the charter, a copy of which is attached to this proxy statement as Appendix B. The directors who serve on the Audit Committee have no financial or personal ties to our company (other than director compensation and equity ownership as described in this proxy statement) and are all "independent" under rules adopted by the SEC and The Nasdaq Stock Market. In addition, our board has determined that two members of the Audit Committee, Messrs. Lyons and Jessick, qualify as audit committee financial experts under the standards issued by the SEC.

      The Audit Committee is responsible for reviewing and monitoring our accounting and financial reporting practices. The Audit Committee also assesses the qualifications and independence of the accountants engaged to perform the annual audit of our financial statements, the performance of our internal accounting and financial reporting staff, and our compliance with legal and regulatory disclosure requirements. In performing its duties, the Audit Committee meets regularly with representatives of our management and independent registered public accounting firm concerning the matters within the Audit Committee's authority and responsibility, including the overall scope and plan for the annual audit of our financial statements. Our independent registered public accounting firm reports directly to the Audit Committee and has direct access to committee members.

      Management is responsible for the preparation, integrity and fair presentation of our consolidated financial statements and related financial information. Management is also responsible for establishing and maintaining a system of internal controls designed to provide reasonable assurance to our management and board regarding the preparation of reliable published financial statements. In fulfilling its responsibilities, the Audit Committee reviewed with management our audited consolidated financial statements for the fiscal year ended January 31, 2005 and discussed the quality, not just the acceptability, of our reporting and accounting practices.

      The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm the results of their examinations and their evaluations of our internal controls. The Audit Committee also reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of our financial reporting and discussed the matters described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and the company, and reviewed the independent registered public accounting firm's written disclosures required by Independence Standards board Standard No. 1, "Independence Discussions with Audit Committees."

      The Audit Committee must pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm, subject to de minimus exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit. The Audit Committee also reviews with our Chief Executive Officer and Chief Financial Officer the processes by which such officers make certifications required by the Sarbanes-Oxley Act of 2002.

      Based on these reviews and discussions, the Audit Committee recommended to the board and the board approved that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2005. The board also accepted the Audit Committee's recommendation that our independent registered public accounting firm, BDO Seidman LLP, be reappointed for the 2006 fiscal year.

      During the past twelve months, we have undertaken a detailed review of all of the company's processes and procedures that affect our accounting systems and financial reports as required by Section 404 of the Sarbanes-Oxley Act of 2002. This undertaking involved a detailed review and documentation of these processes and procedures and subsequent testing of each of them. The work was managed and carried out by our internal auditor, who reports directly to the Audit Committee Chairman and is independent of the Company's executive and financial officers. The Audit Committee engaged independent outside experts to assist with this work in certain accounting and information technology areas.

      The internal auditor met frequently with management and the Audit Committee to review the progress and results of the review, documentation and testing. To the extent that any deficiencies in controls were found, steps were taken to remediate and retest them. Upon completion of the internal process, our independent registered public accounting firm conducted an extensive review of the documentation of each process and independently tested the operation of each.

      In addition, the Audit Committee discussed with management their assessment of the effectiveness of our internal controls over financial reporting, and discussed with representatives of our independent registered public accounting firm their opinion as to management's assessment of the effectiveness of our internal controls over financial reporting and their opinion as to the effectiveness of our internal controls over financial reporting. Finally, the Committee discussed with representatives of our independent registered public accounting firm any deficiencies in our internal controls over financial reporting identified as a result of the firm's audit of our internal controls. The independent registered public accounting firm did not find any material weaknesses in our internal controls as of January 31, 2005, and the report of the independent registered public accounting firm is included in our Annual Report on Form 10-K for the year ended January 31, 2005.

                                         Respectfully submitted by the
                                         Audit Committee of the
                                         Board of Directors

                                         Allan R. Lyons, Chairman
                                         David R. Jessick
                                         Aron S. Katzman

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      BDO Seidman, LLP, independent certified public accountants, served as our independent registered public accounting firm during the fiscal year ended January 31, 2005 and has been selected by the audit committee to serve as our independent registered public accounting firm for the current fiscal year. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting of stockholders. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      The following table summarizes fees billed to us by our principal accounting firm and independent registered public accounting firm BDO Seidman, LLP for professional services rendered as of and for the years ended January 31, 2004 and 2005:

                            2004           2005
                         ----------     ----------
Audit Fees               $  615,000     $1,121,500
Audit Related Fees                -        175,473
Tax Fees                          -         24,000
All Other Fees                    -              -
                         ----------     ----------
Total Fees               $  615,000     $1,320,973

      Audit Fees. These fees comprise professional services rendered in connection with the audit of our consolidated financial statements on Form 10-K and the review of our quarterly consolidated financial statements on Form 10-Qs that are customary under auditing standards generally accepted in the United States of America. Audit fees also include consultations regarding accounting issues and consents for other SEC filings.

      Audit Related Fees. These fees result from assurance and related services that are reasonably related to the performance of the audits and reviews of our financial statements and are not included under "Audit Fees" in the foregoing table. In 2005, these fees related to due diligence work performed in connection with acquisitions and the audit of the Company's 401(k) plan.

      Tax Fees. These fees comprise professional services relating to tax compliance, tax planning and tax advise.

      All other fees. These fees comprise all other services other than those reported above. Our intent is to minimize services in this category.

POLICY REGARDING AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The full audit committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The audit committee chairman has been designated by the audit committee to approve any services arising during the year that were not pre-approved by the audit committee and services that were pre-approved but for which the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the chairman are communicated to the full audit committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide back-up documentation detailing said service. The audit committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm. During our 2005 fiscal year, all services performed by the independent registered public accounting firm were pre-approved.

                                  OTHER MATTERS

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

      Kenneth F. Teasdale, who served as one of our directors during the 2005 fiscal year, is the chairman of Armstrong Teasdale LLP, formerly one of our principal outside law firms. In fiscal year 2005, we paid Armstrong Teasdale LLP approximately $303,000 in legal fees and disbursements under a fee structure that we believe reflects current market rates. Mr. Teasdale resigned from our board on February 28, 2005, subsequent to the completion of the 2005 fiscal year.

      Ariel Z. Emanuel, one of our directors, was paid $1.5 million upon consummation of the merger with Alliance Entertainment Corp. as compensation for consulting services provided to Alliance in connection with the merger. Mr. Emanuel was not a director at the time Alliance entered into this arrangement with him nor when the board approved the merger.

      In connection with the merger with Alliance, we and The Yucaipa Companies, an entity affiliated with AEC Associates, entered into a consulting agreement. Pursuant to the consulting agreement and subject to certain conditions specified therein, Yucaipa agreed to provide the Registrant, upon request, with consulting and financial services for an annual fee of $1 million, plus out-of-pocket expenses, however, no additional services are required. The term of the consulting agreement is for a period of five years. Either party may terminate the consulting agreement at any time; however, if we terminate the consulting agreement then we will be required to pay Yucaipa a cash termination payment equal to the remaining unpaid portion of the fees owed for the term in which the termination occurs plus $1 million. Yucaipa agrees, during the term of the consulting agreement and for one year thereafter, not to solicit any employees or consultants of ours or Alliance.

      AEC Associates is the majority stockholder of Digital On-Demand, Inc. In connection with the spin-off of certain assets by Alliance to Digital On-Demand, Inc. which occurred prior to the merger, Alliance and Digital On-Demand, Inc. entered into a number of agreements including a distribution and separation agreement, licensing and co-marketing agreement, transition/shared services agreement and tax-sharing and indemnification agreement. We assumed the rights and obligations of Alliance under these agreements upon consummation of our merger with Alliance.

INCORPORATION BY REFERENCE

      The Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Report of Audit Committee of the Board of Directors and the Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference.

ADDITIONAL INFORMATION

      Our 2005 Annual Report is included with the mailing of this proxy statement. We will provide a copy of our Annual Report on Form 10-K for the year ended January 31, 2005, without charge to anyone who makes a written request to Source Interlink Companies, Inc., Corporate Secretary, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134. Our Annual Report on Form 10-K and all other filings with the SEC may also be accessed through the Investor Relations page on our website at www.sourceinterlink.com.

                                     By order of the Board of Directors

                                     /s/ DOUGLAS J. BATES
                                     Douglas J. Bates
                                     Senior Vice President, General Counsel
                                     and Secretary

Dated: June 8, 2005

                                   APPENDIX A

February 28, 2005

Via Email

Mr. Aron Katzman
Chairman of the Compensation Committee
Source Interlink Companies

Dear Aron:

The Compensation Committee (the Committee) of Source Interlink Companies (Source) has asked Pearl Meyer & Partners (PM&P), as outside executive compensation advisors to the Committee, to provide a brief opinion letter regarding the contract terms and proposed compensation levels - signing bonus, salary, short-term incentive program, and challenge grant program - for S. Leslie Flegel, Chairman and Chief Executive.

We strongly support the reward program as designed and as agreed upon. We believe the program is consistent with the objectives expressed to us by both the Chairman of the Compensation Committee, members of management, and sound compensation design principles.

In order to receive a letter of opinion in support of a specific reward program from Pearl Meyer and Partners the program needs to meet certain requirements as follows:

A) Appropriate competitive level in total and in specific reward components such as salary, annual incentive and long-term incentive. The appropriate competitive level needs to be determined as a result of an objective unbiased review of similarly-sized organizations in comparable industries.

B) The mix of reward components needs to be within a reasonable range of external competitive parameters while reflecting the specific challenges and opportunities facing the organization.

C) The reward program messages delivered to the executives have to be credible, balanced, and specific to the organization's past, present and future accomplishments, and at the same time consistent with its culture.

D) The program needs to have protection for shareholders that management will not be rewarded when shareholders are not or unlikely to receive substantial value.

E) The reward program needs to be achieved as a result of a process that has balance between the Board of Directors, as the representatives of shareholders and management, as individuals responsible to the shareholders for creating and protecting shareholder value. Management should be responsible for proposing program design, performance factors and their levels of attainment, and other key reward components. The Compensation Committee and ultimately the Board of Directors should be responsible for approving a final program after due process and all appropriate factors can be considered.

Regarding the proposed contractual terms, we find them to be consistent and appropriate with the Committee's desire to retain the services of Mr. Flegel for a period of ten years - five additional years as CEO and five years as a consultant - and to provide its intended level of rewards and contractual protection within its existing commitments to Mr. Flegel. We believe that Mr. Flegel's target compensation has been set at an appropriate level, and that the short-term incentive and the challenge grant programs reflect sound design directly tied to the objective of the delivery of shareholder value. In addition to the above, it has been designed to reward for key objectives critical to the creation of shareholder value during the immediate post merger period.

Regarding the proposed compensation levels for Mr. Flegel, based on our analysis of CEO compensation levels at comparator firms - i.e., firms of a comparable size following Source's merger with Alliance - we believe that the recommended signing bonus, salary, short term incentive target and maximum payouts, and challenge grant target and maximum payouts result in total cash compensation and total direct compensation levels for Mr. Flegel that are competitive and not excessive:

Data in Thousands:

                             Compensation Levels at Comparator Firms:   Proposed for Mr. Flegel
                             ----------------------------------------   -----------------------
                             25th Percentile  Median  75th Percentile     Target      Maximum
                             ---------------  ------  ---------------   ----------   ----------
Salary                          $    690      $  823     $  1,017        $   915      $   915
Total Cash Compensation         $  1,083      $1,448     $  2,005        $ 1,815(1)   $ 2,715(2)
Total Direct Compensation       $  2,790      $3,803     $  5,953        $ 2,982(3)   $ 4,465(4)

(1) Based on Mr. Flegel receiving a target short term incentive payout of $900k (Total target cash compensation of $1,815k calculated as $915k salary + $900 short term incentive)

(2) Based on Mr. Flegel receiving a maximum short term incentive payout of $1.8 Million (total maximum cash compensation of $2,715k calculated as $915k salary + $1,800k short term incentive)

(3) Based on Mr. Flegel receiving a $3.5M target challenge grant award in 3 years; 1/3 of $3.5M is $1,167k (total target direct compensation of $2,982k calculated as $1,815k total cash compensation + $1,167k annualized challenge grant award)

(4) Based on Mr. Flegel receiving $5.25M maximum challenge grant award in 3 years; 1/3 of $5.25M is $1,750k (total maximum direct compensation of $4,465k calculated as $2,715k total cash compensation + $1,750k annualized challenge grant award)

Regarding the design of Mr. Flegel's short term incentive program and the challenge grant program, PM&P recommended a performance-driven framework to the Committee that is based on performance measures related to Net Operating Income
(NOI) and that provides for target performance payment and gradations of payment related to performance below and above the targets.

We advised the Committee to establish targets and gradations they feel will reflect sufficient payment to Mr. Flegel for accomplishments vis-a-vis the delivery of related shareholder value. We reviewed substantial information provided by management in the process of choosing appropriate goals for both the annual incentive and the challenge grant program. These goals appear to be consistent with sound incentive plan design and are linked to critical outcomes in the expected future of Source. From our interaction with the Chairman of the Compensation Committee we are confident that the discussions required to develop these goals and objectives which are integral to the plan have and will be accomplished in the future in such a way so as to insure a true pay for performance approach to the reward program. It should be noted that the degree of performance based pay is substantial and if the organization does not accomplish the objectives as approved by the Board of Directors, Mr. Flegel would receive only his salary compensation component and thus be paid in the lower decile of the competitive market.

The Committee also established the Board's discretion to reset the NOI-related targets and incremental goals in the event of significant one-time business events that impact NOI; i.e., mergers and/or divestitures.

Accordingly, we believe the Committee has applied sound design principles in the construction of Mr. Flegel's short term incentive program and the challenge grant program, and that it properly exercised its judgment with regard to performance targets, gradations and reset triggers, as discussed below:

- The short term incentive program is designed to provide rewards for achievement versus the annual NOI budget goal, and the Committee chose the following performance-based gradations and payouts:

                                   NOI achievement as a % of the Board-approved budget
                    --------------------------------------------------------------------------------------
NOI                 < 50%   50% - 79%    80% - 99%    100% - 104%    105% - 109%    110% - 114%     115%+
---                 -----   ---------    ---------    -----------    -----------    -----------    -------
Annual Incentive    $  0    $    600k    $    750k    $      900k    $    1,350k    $    1,575k    $1,800k

- The challenge grant is designed to provide rewards to the entire senior executive team for achievement of NOI incremental improvement specifically resulting from the merger of Source and Alliance -- Mr. Flegel will receive 35% of the aggregate award -- and the Committee chose the following performance-based gradations and payouts:

NOI Cumulative Target                     Aggregate Challenge Grant Payout
---------------------                     --------------------------------
<$195,200,000                             Zero
$195.200,000 to $202,799,999              $ 2,500,000
$202,800,000 to $210,399,999              $ 5,000,000
$210,400,000 to $217,999,999              $ 7,500,000
$218,999,000 to $227,199,999              $10,000,000
$227,200,000 to $236,999,999              $11,000,000
$236,400,000 to $245,599,999              $12,000,000
$245,500,000 to $254,799,999              $13,000,000
$254,800,000 to $263,999,999              $14,000,000
>= $264,000,000                           $15,000,000

- With regard to the recommended reset provision, the Committee chose to establish a reset trigger opportunity for both the short-term incentive program and the challenge grant program related to one-time business events that require a Current Report on a Form 8-K filing with the U.S. Securities and Exchange Commission.

We understand that compensation negotiations necessarily involve compromises. In this case, the company has agreed to assume the liability for any potential golden parachute excise tax otherwise payable by Mr. Flegel. Further analysis of the probability and magnitude of this potential liability may be warranted. Moreover, the period of the contract is long by industry standards, five years as CEO and five additional years as a consultant. We believe that this period is justified based upon Mr. Flegel's history with the firm and the criticality of his leadership in the next crucial phase of the business. It is also clearly important to insure that the organization be protected in the future if he were to leave Source and wish to start or be employed by a competitive organization.

Based on the foregoing, we are of the opinion that the above described compensation package is a fully appropriate reward program that should service the organization and its shareholders for the foreseeable future.

Sincerely,

/s/ Michael Dennis Graham

Michael Dennis Graham
Managing Director
Pearl Meyer & Partners Practice

                                   APPENDIX B

                        SOURCE INTERLINK COMPANIES, INC.

                          AUDIT COMMITTEE OF THE BOARD

                                     CHARTER

                            ADOPTED FEBRUARY 28, 2005

I. PURPOSE

      The Board of Directors (the "BOARD") of Source Interlink Companies, Inc., a Delaware corporation (the "COMPANY") has, by resolution duly made and adopted, established and constituted a committee of its members to be designated as the Audit Committee (the "COMMITTEE"). The Committee shall: (1) oversee the integrity of the Company's financial statements; (2) oversee the Company's compliance with legal and regulatory requirements; (3) oversee the independent registered public accounting firm's qualifications and independence; (4) oversee the performance of the Company's independent registered public accounting firm and the internal audit function; and (5) oversee the Company's systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company.

II. STRUCTURE

      2.1 NUMBER OF MEMBERS. The number of directors constituting the Committee shall be not less than three as fixed from time to time by vote of the entire Board.

      2.2 APPOINTMENT; QUALIFICATIONS. Each member of the Committee shall be appointed by vote of the Board from those of its number who are recommended by the Company's Nominating and Corporate Governance Committee. Each audit committee member will be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All audit committee members must be independent, including being free of disallowed compensation agreements, under all applicable laws, rules and regulations, including those promulgated by the U.S. Securities and Exchange Commission ("SEC") and by the principal national securities exchange or national securities association on which the Company's securities are listed. All audit committee members must comply with all financial literacy requirements of the principal national securities exchange or national securities association on which the Company is listed.

      In addition, the Board will determine whether at least one of the directors appointed to membership on the Committee qualifies as an "audit committee financial expert" as that term is defined by applicable rules and regulations promulgated by the SEC. Committee members shall hold office until the next Annual Meeting of the Board, or until their successors shall have been duly appointed and qualified.

      Notwithstanding any other provision herein, any member of the Committee may be removed at any time upon the vote of the Board. Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

      2.3 MEETINGS. The Committee shall hold meetings in accordance with the Company's Bylaws. The Committee shall meet at least once per quarter. Each regularly scheduled meeting will conclude with an executive session of the committee absent members of management. As part of its responsibility to foster open communication, the committee will meet periodically with management, the director of the internal audit function and the independent registered public accounting firm in separate executive sessions. In addition, the committee will meet with the independent registered public accounting firm and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations." The Annual Meeting of the Committee shall be held immediately following the Annual Meeting of the Board at the place at which the meeting of the Board is held and no notice of such meeting shall be necessary to the newly appointed members of the Committee in order to legally constitute the meeting provided that a quorum of the members of the Committee is present.

III. AUTHORITY AND RESPONSIBILITY

      3.1 CHARTER REVIEW AND REPORTS. Not less frequently than annually, the Committee shall review, evaluate and affirm the adequacy of this Charter and the performance of the Committee, and if necessary, recommend for adoption by the Board any proposals that it deems necessary to fulfill its mandate as expressed herein or under applicable rules and regulations.

      3.2 SUPERVISION OF AUDITORS. The Committee is hereby vested with the direct and exclusive authority to appoint, evaluate, retain, terminate, compensate and oversee of the work of any public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (an "AUDITOR"). The Auditor shall be accountable solely and report directly to the Committee as representatives of the Board and shareholders of the Company. In furtherance of this authority, the Committee shall:

   - Review and pre-approve all auditing services, internal control-related services and permitted non-audit services (including engagement fees and other terms thereof) to be performed for the Company by an Auditor, subject to the de minimis exceptions for non-audit services described in
      Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

   - Review and evaluate the experience and qualifications of the lead partner of an Auditor annually, and ensure the rotation of the audit partners as required by applicable rules and regulations. The Committee shall consider whether, in order to assure continuing Auditor independence, it is appropriate to adopt a policy of rotating an Auditor firm on a regular basis;

   - Evaluate and take appropriate actions to satisfy itself that any such Auditor is qualified and registered with the Public Company Accounting Oversight Board and is independent from the Company and its management, including, without limitation, the evaluation of the qualifications, performance and independence of any such Auditor. The Committee shall present its conclusions with respect to the Auditor to the Board;

   - Obtain from any such Auditor, at least annually, a formal written statement delineating (a) all relationships between the Auditor and the Company or any of its management addressing the matters set forth in the Independence Standards Board Standard No. 1, (b) the Auditors' internal quality-control procedures, and (c) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues;

   - Actively engage in a dialogue with any such Auditor concerning any disclosed relationships or services that may impact the objectivity and independence of the Auditor;

   - Review with each such Auditor their proposed audit scope and approach, including the coordination of the audit work with the work performed by the internal accounting personnel;

   - Confirm through private discussions with any such Auditors that no restrictions are being placed on the scope of the Auditors' work by management;

   - Discuss with each such Auditor at least annually (a) all critical accounting policies, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, implications of their use and the Auditor's preferred treatment, and (c) any other written communications between the Auditor and management of the Company;

   - Affirm that any such Auditors communicate certain matters to the Committee as required by professional standards related to their audit of the Company's annual financial statements (including Statement on Auditing Standards No. 61) and their review of the interim financial information (including Statement on Auditing Standards No. 71);

   - Oversee the resolution of any disagreements between management and any such auditor regarding financial reporting; and

   - Set hiring policies regarding employees or former employees of any Auditor that are consistent with applicable law.

      3.3 OVERSIGHT OF FINANCIAL REPORTING PROCESS, ACCOUNTING POLICIES AND INTERNAL CONTROLS AND PROCESSES. The Committee is hereby vested with the authority to supervise and monitor the establishment and implementation of a system of financial control processes and internal controls and procedures designed to provide reasonable assurance of the reliability of the Company's financial reports. In furtherance of this authority, the Committee shall:

   - In consultation with the Auditor and the internal auditor, review the integrity and adequacy of the Company's financial reporting processes (both internal and external) and the internal control structure (including disclosure controls and procedures and internal controls over financing reporting);

   - Receive and review any disclosure from the Company's CEO and CFO made in connection with the certification of the Company's quarterly and annual reports filed with the SEC of (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

   - Review each such Auditors' conclusions about the quality of the accounting principles applied to the Company's financial statements;

   - Review and discuss with management and the Auditor any significant financial reporting issues and judgments regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

   - Review and discuss with management and the Auditor any significant issues as to the adequacy of the Company's internal controls and the existence, if any, of reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, and consider the appropriateness of corrective action, if needed, being taken by management;

   - Review with the Auditor, the internal audit department and management the extent to which significant changes, improvements or corrective action in financial or accounting practices or internal controls over financial reporting have been implemented;

   - Establish, and at least annually review, procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

   - Review in consultation with management and approve all transactions and relationships which if effected would require disclosure under Item 404 of Regulation S-K as promulgated by the U.S. Securities and Exchange Commission;

   - Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

   - Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company's major financial risk exposures and the steps management has undertaken to control them;

   - Review the significant reports to management prepared by the internal auditing department (or such person or firm performing such function on behalf of the Company) and management's responses thereto;

   - Obtain reports from management (including the senior internal audit executive, or such person or firm performing such function on behalf of the Company) and the Auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with such legal requirements and Code of Ethics. Review reports and disclosures of insider and affiliated party transactions; and

   - Discuss with management and the Auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

      3.4 OVERSIGHT OF DOCUMENTS, REPORTS AND ACCOUNTING INFORMATION REVIEW. The Committee is hereby vested with the authority to supervise and monitor the Company's compliance with rules and regulations applicable to the public disclosure of financial condition and results of operations. In furtherance of this authority, the Committee shall:

   - Review and discuss with management and the Auditors the disclosure and content of the Company's annual financial statements, and other financial data and analysis, including disclosures in management's discussion and analysis, prepared for presentation to the shareholders, and if satisfied with such annual financial statements, to recommend to the Board that such financial statements and other data be included in the annual report on Form 10-K for the last fiscal year for filing with the U.S. Securities and Exchange Commission;

   - Review and discuss with management and the Auditors the disclosure and content of the Company's quarterly financial statements, and other financial data and analysis, including disclosures in management's discussion and analysis, prepared for presentation to the shareholders, and if satisfied with such financial statements, to recommend to the Board that the financial statements be included in the quarterly report on Form 10-Q for the last fiscal quarter for filing with the U.S. Securities and Exchange Commission;

   - Deliver an annual Committee Report for inclusion in the Company's annual proxy statement prepared in compliance with the applicable rules and regulations of the U.S. Securities and Exchange Commission;

   - Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

   - Review and discuss with management other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the Auditors; and

   - Review and discuss with management (including the senior internal audit executive, or such person or firm performing such function on behalf of the Company) and the Auditor the Company's internal controls report and the Auditor's attestation of the report prior to the filing of the Company's Form 10-K.

      3.5 OVERSIGHT OF INTERNAL AUDIT. The Committee is hereby vested with the authority to supervise and monitor the Company's internal audit function. In furtherance of this authority, the Committee shall:

   - Review and advise on the selection and removal of the senior internal auditing executive (or such person or firm performing such function on behalf of the Company);

   - Review and discuss with the Auditor and management the internal audit department responsibilities (or such person or firm performing such function on behalf of the Company), budget and staffing and any recommended changes in the planned scope of the internal audit; and

   - Periodically review with the internal auditing executive (or such person or firm performing such function on behalf of the Company) any significant difficulties, disagreements with management or scope restrictions encountered in the course of the functions work.

      3.6 AUTHORITY TO ENGAGE ADVISORS. The Committee is hereby vested with the authority to engage its own outside legal, accounting and other advisors, as it determines necessary to carry out its duties and responsibilities, including the sole authority to approve such advisors' compensation and other retention terms.

      3.7 FUNDING. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditor, any advisors or experts engaged by the Committee and for the payment of ordinary administrative expenses of the Committee.

      3.8   MISCELLANEOUS.

            (a) The Committee may perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, and applicable law, as the Committee deems appropriate or as requested by the Board.

            (b) The Committee may delegate any of its authority, duties or responsibilities to one or more subcommittees as the Committee may deem appropriate (including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting), consistent with the Company's Certificate of Incorporation and Bylaws, and applicable law.

IV. LIMITATIONS

      The Committee shall not be responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent registered public accounting firm has the responsibility for auditing the financial statements. The review of the financial statements by the Committee is not intended to be of the same quality, or held to the same professional standards of accounting, as the audit performed by independent registered public accounting firm.

-----------------------------------------------------------------------------------------------------------------------------
Mellon Investor Services, LLC                      Rev 1- 12:15:30 5/26/2005      z:\jobs\500665\e500665_pc-source.txt, 1
Source Interlink Companies, Inc. -- Proxy Card (1)            ()
-----------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

                                                               Please
                                                               Mark Here
                                                               for Address   [ ]
                                                               Change or
                                                               Comments
                                                               SEE REVERSE SIDE

ITEM 1. Election of 01 David R. Jessick, 02 Gregory Mays and 03 George A. Schnug as Class I Directors for a term of three years expiring in 2008 and until each director's successor has been duly elected and qualified.


         Nominees: 01 David R. Jessick
                   02 Gregory Mays
                   03 George A. Schnug

                   FOR                                 WITHHOLD
               all nominees                           AUTHORITY
          (except as marked to                       to vote for
              the contrary)                          all nominees

                  [ ]                                     [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------

The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION OF VOTE IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.


Date:                                                                    , 2005
     --------------------------------------------------------------------



--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                            Signature if held jointly



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11:59 PM Eastern
                   Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

         Internet                                          Telephone                               Mail
http://www.proxyvoting.com/sorc                         1-866-540-5760                     Mark, sign and date
Use the Internet to vote your proxy.           Use any touch-tone telephone to               your proxy card
Have your proxy card in hand when      OR      vote your proxy. Have your proxy     OR              and
you access the web site.                       card in hand when you call.                   return it in the
                                                                                           enclosed postage-paid
                                                                                                envelope.


               If you vote your proxy by Internet or by telephone,

-----------------------------------------------------------------------------------------------------------------------------
Mellon Investor Services, LLC                      Rev 1- 12:15:30 5/26/2005      z :\jobs \500665\e500665_pc-source.txt, 2
Source Interlink Companies, Inc. -- Proxy Card (1)            ()
-----------------------------------------------------------------------------------------------------------------------------

                 you do NOT need to mail back your proxy card.

-----------------------------------------------------------------------------------------------------------------------------
Mellon Investor Services, LLC                      Rev 1- 12:15:30 5/26/2005      z:\jobs\500665\e500665_pc-source.txt, 3
Source Interlink Companies, Inc. -- Proxy Card (1)            ()
-----------------------------------------------------------------------------------------------------------------------------


                        SOURCE INTERLINK COMPANIES, INC.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL
              MEETING OF STOCKHOLDERS, JULY 12, 2005 AT 10:00 A.M.

The undersigned stockholder of Source Interlink Companies, Inc. (the "Company") hereby appoints S. Leslie Flegel and Douglas J. Bates and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 10:00 A.M. Eastern Daylight Savings Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Annual Meeting of Stockholders dated June 8, 2005, the Proxy Statement furnished herewith, and a copy of the Company's 2005 Annual Report.

                           (continued on reverse side)


--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

            You can now access your Source Interlink account online.

Access your Source Interlink stockholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, Transfer Agent for Source Interlink Companies, Inc., now makes it easy and convenient to get current information on your stockholder account.


       o View account status             o View payment history for dividends

       o View certificate history        o Make address changes

       o View book-entry information     o Obtain a duplicate 1099 tax form

       o Establish/change your PIN


              Visit us on the web at http://www.melloninvestor.com

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time